Exhibit 1.1

i3 Verticals, Inc.
[Number of Shares]
Class A Common Stock
UNDERWRITING AGREEMENT
[Date]
COWEN AND COMPANY, LLC
599 Lexington Avenue
New York, New York 10022
RAYMOND JAMES & ASSOCIATES, INC.
880 Carillon Parkway
St. Petersburg, FL 33716
BOFA SECURITIES, INC.
1 Bryant Park
New York, NY 10036
As Representatives of the several Underwriters
Ladies and Gentlemen:
1.    INTRODUCTORY.
i3 Verticals, Inc., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Underwriting Agreement (this “Agreement”), to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), [     ] shares of Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”) of the Company. The aggregate of [     ] shares of Class A Common Stock so proposed to be sold is hereinafter referred to as the “Firm Stock.” The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional [     ] shares of Class A Common Stock (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock.” Cowen and Company, LLC, Raymond James & Associates, Inc. and BofA Securities, Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.” The Class A Common Stock, together with the Company’s Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”), are referred to herein collectively as (the “Common Stock”).
The business of the Company is conducted through i3 Verticals, LLC, a Delaware limited liability company (“i3 Verticals, LLC”), and its subsidiaries. The Company is the sole managing member of i3 Verticals, LLC. As the sole managing member of i3 Verticals, LLC, the Company operates and controls all of the business and affairs of i3 Verticals, LLC and, through i3 Verticals, LLC and its subsidiaries, conducts its business. The Company and i3 Verticals, LLC are collectively referred to herein as the “i3 Verticals Parties,” and each of the Company and i3 Verticals, LLC is sometimes individually referred to herein as an “i3 Verticals Party.”

2.	REPRESENTATIONS AND WARRANTIES OF THE i3 VERTICALS PARTIES.
Each i3 Verticals Party, jointly and severally, represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the several Underwriters that:
(a)    Registration Statement.     A registration statement of the Company on Form S‑1 (File No. 333‑[     ]) (including all amendments thereto and the documents incorporated by reference therein, filed prior to the execution of this Agreement, the “Initial Registration Statement”) in respect of the Stock has been filed with the Securities and Exchange Commission (the “Commission”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you (and, excluding exhibits thereto, to you for each of the other Underwriters) have been declared effective by the Commission in such form and conform in all material respects to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). Other than (i) the Initial Registration Statement, (ii) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”), (iii) any Preliminary Prospectus (as defined below), (iv) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof and (v) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer and sale of the Stock has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the Company’s knowledge, after reasonable investigation and due diligence inquiry (“Knowledge”), threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations, including the documents incorporated by reference therein, is hereinafter called a “Preliminary Prospectus”). The Initial Registration Statement including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement.” If the Company has filed a Rule 462(b) Registration Statement, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The final prospectus in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, including the documents incorporated by reference therein, is hereinafter called the “Prospectus.”
(b)    General Disclosure Package. As of the Applicable Time (as defined below) and as of the Firm Closing Date (as defined below) or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), nor (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Rules and Regulations), nor (iv) any individual Written Testing-the-Waters Communication (as defined below), in each case for (ii) through (iv) when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no i3 Verticals Party makes any representations or warranties as to information contained in or omitted from the Pricing Prospectus or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to an i3 Verticals Party through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 18).
As used in this paragraph (b) and elsewhere in this Agreement:
“Applicable Time” means [     ] p.m., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives.
“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.
“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
“Pricing Prospectus” means the Preliminary Prospectus relating to the Stock that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication (as defined below) that is a written communication within the meaning of Rule 405 of the Rules and Regulations.
(c)    No Stop Orders; No Material Misstatements. No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Stock has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to each i3 Verticals Party’s Knowledge, threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no i3 Verticals Party makes any representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to an i3 Verticals Party through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.
(d)    Registration Statement and Prospectus Contents. At the Applicable Time and at the respective times the Registration Statement and any amendments thereto became or become effective as to the Underwriters and at each Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to an i3 Verticals Party through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.
(e)    Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and did not, does not and will not include, when considered together with the General Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to an i3 Verticals Party through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.
(f)    Distribution of Offering Materials. No i3 Verticals Party has, directly or indirectly, distributed nor will distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.
(g)    Emerging Growth Company. From the time of the consummation of the Company’s initial public offering through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(h)    Not an Ineligible Issuer. At the time of filing the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.
(i)    Testing the Waters Communications. No i3 Verticals Party (i) has alone engaged in any Testing-the-Waters Communication (as defined below) other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act nor (ii) has authorized anyone other than the Representatives, or executives of such i3 Verticals Party accompanied by the Representatives, to engage in Testing-the-Waters Communications. The i3 Verticals Parties reconfirm that the Representatives have been authorized to act on their behalf in undertaking Testing-the-Waters Communications. No i3 Verticals Party has distributed any Written Testing-the-Waters Communications other than those listed on Schedule D hereto. “Testing-the-

Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.
(j)    Organization and Good Standing. Each of the i3 Verticals Parties and their subsidiaries (as defined in Section 16) has been duly organized and is a validly existing corporation, limited liability company or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of organization. Each of the i3 Verticals Parties and their subsidiaries is duly qualified to do business and is in good standing as a validly existing corporation, limited liability company or other legal entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The i3 Verticals Parties do not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.
(k)    Due Authorization. Each i3 Verticals Party has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
(l)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(m)    The Stock. The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the Stock is not subject to any preemptive or similar rights.
(n)    Capitalization. As of March 31, 2019, the Company had an authorized capitalization as set forth in the historical column under the heading “Capitalization” in the Registration Statement, the General Disclosure Package and the Prospectus, and after giving effect to the issuance of the Firm Stock and the application of the net proceeds therefrom as described in the Pricing Prospectus, the Company would have an authorized capitalization as set forth in the pro forma as adjusted column under “Capitalization”; all of the issued shares of capital stock of the Company, including the Firm Stock and the Option Stock when issued on the applicable Closing Date, have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in material compliance with federal and state securities laws, and conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus. All of the Company’s options, warrants and other securities evidencing the right to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in material compliance with federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. As of the date set forth in the General

Disclosure Package, there were no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of any i3 Verticals Party or any of its subsidiaries other than those described above or accurately described in all material respects in the General Disclosure Package. Since such date, other than as described in the General Disclosure Package, the Company has not issued any securities other than Common Stock issued pursuant to the exercise of warrants or upon the exercise of stock options or other awards outstanding under the Company’s stock option plans, options or other securities granted or issued pursuant to the Company’s existing equity compensation plans or other plans, and the issuance of Common Stock pursuant to employee stock purchase plans. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.
(o)    Capitalization of Subsidiaries. All the outstanding shares of capital stock (if any) of each subsidiary of the i3 Verticals Parties have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package or the Prospectus, are owned by the i3 Verticals Parties directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.
(p)    No Conflicts. The execution, delivery and performance of this Agreement by the i3 Verticals Parties, the issue and sale of the Stock by the Company and the transactions contemplated by this Agreement will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either i3 Verticals Party or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either i3 Verticals Party or any of its subsidiaries is a party or by which either i3 Verticals Party or any of its subsidiaries is bound or to which any of the property or assets of either i3 Verticals Party or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of either i3 Verticals Party or any of its subsidiaries or (iii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or body, domestic or foreign, having jurisdiction over either i3 Verticals Party or any of its subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by an i3 Verticals Party or any of its subsidiaries.
(q)    No Consents Required. Except for the registration of the Stock under the Securities Act and applicable state securities laws, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority (“FINRA”) and the Nasdaq Global Select Market in connection with the purchase and distribution of the Stock by the Underwriters, the listing of the Stock on the Nasdaq Global Select Market, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or regulatory agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by each

i3 Verticals Party that is a party thereto or the issuance and sale of the Stock and the transactions contemplated by this Agreement; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.
(r)    Independent Auditors. BDO USA, LLP, which has audited certain financial statements of the Company, i3 Verticals, LLC and its subsidiary, Fairway Payments, Inc., included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company, i3 Verticals, LLC and each such entity within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Lattimore, Black, Morgan and Cain, PC, the accounting firm that audited certain financial statements of Pace Payment Systems, Inc. (“Pace”) that are included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, are, to the Company’ Knowledge, independent certified public accountants with respect to Pace under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretations and rulings.
(s)    Financial Statements. The financial statements, together with the related notes and schedules, included in or incorporated by reference into the General Disclosure Package, the Prospectus and the Registration Statement fairly present, in all material respects, the financial position and the results of operations and changes in financial position of the entities indicated and their consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus. The financial statements, together with the related notes and schedules, included in or incorporated by reference into the General Disclosure Package and the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described, or included in or incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus in accordance with Regulation S-X which has not been included or incorporated as so required. The pro forma and pro forma as adjusted financial information and the related notes included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X and present fairly, in all material respects, the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The summary and selected financial data included in or incorporated by reference into the General Disclosure Package, the Prospectus and the Registration Statement fairly present, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and other financial information. All information contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulation S-K, to the extent applicable.
(t)    No Material Adverse Change. None of the i3 Verticals Parties nor any of their respective subsidiaries has sustained, since the date of the latest audited financial statements included in or incorporated by reference into in the General Disclosure Package, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the General Disclosure Package or (ii) any change in the capital stock (other (a) than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the General Disclosure Package and the Prospectus and (b) exchange of limited liability company units of i3 Verticals, LLC (together with a corresponding number of Class B Common Stock) for Class A Common Stock on a one-for-one basis) or long-term debt of an i3 Verticals Party or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by an i3 Verticals Party on any class of capital stock, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of an i3 Verticals Party and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package or the Prospectus.
(u)    Legal Proceedings. There is no legal or governmental proceeding pending to which any i3 Verticals Party or any of its subsidiaries is a party or of which any property or assets of the i3 Verticals Parties or any of their subsidiaries is the subject (i) that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and is not described therein, or (ii) except as set forth in the General Disclosure Package, which, singularly or in the aggregate, if determined adversely to the i3 Verticals Parties or any of their subsidiaries, could reasonably be expected to have a Material Adverse Effect; and except as set forth in the General Disclosure Package, no such proceedings are threatened or, to the Knowledge of each i3 Verticals Party, contemplated by governmental or regulatory authorities or threatened by others.
(v)    No Violation or Default. No i3 Verticals Party nor any of its subsidiaries is (i) in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such i3 Verticals Party is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, have a Material Adverse Effect.
(w)    Licenses or Permits. Each i3 Verticals Party and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect. Each i3 Verticals Party and its subsidiaries are in compliance with all such Governmental Permits, except where the failure to comply would not result in a Material Adverse Effect; all such Governmental Permits are valid and in full force and effect, except where the invalidity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. Neither of the i3 Verticals Parties nor any of their respective subsidiaries has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and no i3 Verticals Party has any reason to believe that any such Governmental Permit will not be renewed.

(x)    Investment Company Act. None of the i3 Verticals Parties is or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
(y)    No Stabilization. Neither of the i3 Verticals Parties nor, to the Knowledge of any i3 Verticals Party, any of their respective officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.
(z)    Intellectual Property. The i3 Verticals Parties and their subsidiaries own or possess the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the Prospectus; provided that with respect to Intellectual Property Rights and Intellectual Property Assets owned by third parties, the foregoing representation is made solely to the Knowledge of the i3 Vertical Parties. The i3 Verticals Parties and their subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their Knowledge still pending, by any other person to the rights of the i3 Verticals Parties and their subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the i3 Verticals Parties or their subsidiaries, in each case that would cause a Material Adverse Effect. To the i3 Verticals Parties’ Knowledge, the i3 Verticals Parties and their subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person, in each case that would case a Material Adverse Effect. To each i3 Verticals Party’s Knowledge, all licenses for the use of the Intellectual Property Rights necessary to conduct business as currently conducted by the Company and its Subsidiaries as a whole and described in the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. Each of the i3 Verticals Parties and their subsidiaries has complied in all material respects with, and is not in breach of, any Intellectual Property license to which it is a party. None of the i3 Verticals Parties and their subsidiaries has received any written asserted or threatened claim of breach of any Intellectual Property license to which it is a party. None of the i3 Verticals Parties and their subsidiaries has any knowledge of any breach or anticipated breach by any other person to any Intellectual Property license to which it is a party. Except as described in the General Disclosure Package, no written claim has been made against any of the i3 Verticals Parties and their subsidiaries alleging the infringement by such entity of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The i3 Verticals Parties have taken all reasonable steps to protect, maintain and safeguard their respective Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the i3 Verticals Parties’ right to own, use or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business of i3 Verticals, LLC and its subsidiaries as currently conducted. With respect to the use of the software in the i3 Verticals Parties’ business as currently conducted, the i3 Verticals Parties have not experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected, and to the i3 Verticals Parties’ Knowledge, no such software contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or is subject to the terms of any “open source” or other similar license that provides for the source code of the software to be publicly distributed or dedicated to the public. To the Knowledge of the i3 Verticals Parties, the i3 Verticals Parties and their subsidiaries have taken all necessary actions to obtain ownership of all works of authorship and inventions made by their employees, consultants and contractors during the time they were employed by or under contract with the applicable i3 Verticals Party or subsidiary and which relate to the business of the applicable i3 Verticals Party or subsidiary. All key employees of the i3 Verticals Parties have signed confidentiality and invention assignment agreements with an i3 Verticals Party.
(aa)    Privacy and Data Protection. The i3 Verticals Parties and their subsidiaries have at all times complied in all material respects with all applicable laws relating to privacy, data protection and the collection and use of personal information collected, used or held for use by the i3 Verticals Parties and their subsidiaries in the conduct of the i3 Verticals Parties’ business. No claims have been asserted or, to the Knowledge of the i3 Verticals Parties, threatened against any of the i3 Verticals Parties and their subsidiaries alleging a violation of any person’s privacy or personal information or data rights, and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the i3 Verticals Parties and their subsidiaries in the conduct of the i3 Verticals Parties’ business. The i3 Verticals Parties take reasonable measures to ensure that such information is protected against unauthorized access, use, modification or misuse.
(bb)    Title to Real and Personal Property. The i3 Verticals Parties and each of their subsidiaries have good and marketable title in and (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real or personal property owned by the i3 Verticals Parties and its subsidiaries that are material to the business of the i3 Verticals Parties and each of their subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that (i) do not, singularly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the i3 Verticals Parties or any of their subsidiaries or (ii) could not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.
(cc)    No Labor Dispute. There is (i) no significant unfair labor practice complaint pending against the i3 Verticals Parties, or any of their subsidiaries, nor to the Knowledge of the i3 Verticals Parties, threatened against it or any of their subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the i3 Verticals Parties or any of their subsidiaries, or, to the Knowledge of the i3 Verticals Parties, threatened against it and (ii) no labor disturbance by or dispute with, employees of the i3 Verticals Parties or any of their subsidiaries exists or, to the Knowledge of the i3 Verticals Parties, is contemplated or threatened, and the i3 Verticals Parties are not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. Neither i3 Verticals Party is aware that any key employee or significant group of employees of their or any subsidiary plans to terminate employment with an i3 Verticals Party or any such subsidiary.

(dd)    Compliance with ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30) day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of an i3 Verticals Party or any of its subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the i3 Verticals Parties or any of their subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. None of the i3 Verticals Parties and their subsidiaries has incurred, nor could any of them reasonably be expected to incur, liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA) that would have a Material Adverse Effect. Each pension plan for which the i3 Verticals Parties or any of their subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, reasonably be expected to cause the loss of such qualification.
(ee)    Environmental Laws and Hazardous Materials. The i3 Verticals Parties and their subsidiaries are in compliance with all federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect. To the Knowledge of the i3 Verticals Parties, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by an i3 Verticals Party or any of its subsidiaries (or, to the Knowledge of the i3 Verticals Parties, any other entity for whose acts or omissions an i3 Verticals Party or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by an i3 Verticals Party or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which an i3 Verticals Party or any of its subsidiaries has knowledge.
(ff)    Taxes. The i3 Verticals Parties and their subsidiaries each (i) have timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, for which it is liable, including, without limitation, all sales and use taxes and all taxes which such i3 Verticals Party or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its Knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, have a Material Adverse Effect.
(gg)    Insurance. The i3 Verticals Parties and each of their subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties. None of the i3 Verticals Parties and their subsidiaries has any reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such coverage expires or (ii) to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. None of the i3 Verticals Parties and their subsidiaries has received written notice from any insurer, agent of such insurer or the broker of an i3 Verticals Party or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.
(hh)    Accounting Controls. The i3 Verticals Parties and their subsidiaries maintain a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the the General Rules and Regulations (the “Exchange Act Rules”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in its internal control over financial reporting (whether or not remediated) and (B) no change in its internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the i3 Verticals Parties’ internal control over financial reporting.
(ii)    Disclosure Controls. The i3 Verticals Parties and their subsidiaries have established disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that have been designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by an i3 Verticals Party and its subsidiaries in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures.
(jj)    Minute Books. The minute books for meetings of the Company’s board of directors since June 25, 2018 of the i3 Verticals Parties and each of their subsidiaries that would be a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X (such a significant subsidiary of an i3 Verticals Party, a “Significant Subsidiary”) have been made available to the Underwriters and counsel for the Underwriters, and with respect to such books, (i) to the Knowledge of the i3 Verticals Parties, no material transaction of an i3 Verticals Party or any subsidiary of i3 Verticals, LLC is not disclosed in such books, and (ii) such books accurately in all material respects reflect all transactions referred to in such minutes.
(kk)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among either i3 Verticals Party or any of its subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of either i3 Verticals Parties or any of its affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus and which is not so described.
(ll)    No Registration Rights. Except as described in the General Disclosure Package, no person or entity has the right to require registration of shares of Common Stock or other securities of either of the i3 Verticals Parties or any of their subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(mm)    No Broker’s Fees. None of the i3 Verticals Parties and their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of the i3 Verticals Parties or their subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.
(nn)    No Restrictions on Subsidiaries. Except as described in the General Disclosure Package and the Prospectus, no subsidiary of either i3 Verticals Party is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to either i3 Verticals Party, from making any other distribution on such subsidiary’s capital stock, from repaying to either i3 Verticals Party any loans or advances to such subsidiary from either i3 Verticals Party or from transferring any of such subsidiary’s properties or assets to either i3 Verticals Party or any other subsidiary of either i3 Verticals Party.
(oo)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(pp)    Listing. The Stock shall either have been approved for listing on the Nasdaq Global Select Market (the “Exchange”) subject to notice of issuance, or the Company shall have filed a Listing of Additional Shares Notification form with the Exchange and shall have received no objection from the Exchange.
(qq)    Sarbanes-Oxley Act. There is and has been no failure on the part of the company or, to the i3 Verticals Parties’ Knowledge, any of the i3 Verticals Parties’ officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) to the extent applicable to the i3 Verticals Parties, its officers or directors, prior to the execution of this Agreement, including Section 402 related to loans.
(rr)    No Unlawful Payments. Neither i3 Verticals Party nor any of its subsidiaries nor, to the Knowledge of the i3 Verticals Parties, any director, officer, employee, agent, affiliate or other person acting on behalf of the i3 Verticals Parties or any subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-corruption laws, rules, or regulation of any other jurisdiction in which the i3 Verticals Parties or any subsidiary conducts business, or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any person.
(ss)    Statistical and Market Data. The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that i3 Verticals Parties believe to be reliable and accurate, and such data agree with the sources from which they are derived in all material respects.
(tt)    Compliance with Money Laundering Laws. The operations of the i3 Verticals Parties and their subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the i3 Verticals Parties and their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the i3 Verticals Parties or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the i3 Verticals Parties, threatened.
(uu)    Compliance with OFAC.
(i)    None of the i3 Verticals Parties nor any of their respective subsidiaries, nor to the Knowledge of the i3 Verticals Parties, any director, officer or employee thereof, or any agent, affiliate, representative or other person acting on behalf of either i3 Verticals Party or any of their subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (2) located, organized or resident in a country or territory that is the subject of a U.S. government embargo (including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea).
(ii)    None of the i3 Verticals Parties will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of a U.S. government embargo; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)    For the past five (5) years, the i3 Verticals Parties and their subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo.
(vv)    No Associated Persons; FINRA Matters. Except as disclosed to the Representatives, neither i3 Verticals Party nor, to the Company’s Knowledge, any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.
(ww)    Certificates of i3 Verticals Parties. Any certificate signed by or on behalf of the i3 Verticals Parties and delivered to the Representatives or to counsel for the Underwriters in connection with this Agreement shall be deemed to be a representation and warranty by the i3 Verticals Parties (and not by any such officer of the i3 Verticals Parties in his or her personal capacity) to each Underwriter as to the matters covered thereby.

(xx)    Payment Card Industry Data Security Standards (PCI-DSS). The i3 Verticals Parties and their subsidiaries have an information security program that is designed to protect accountholder data in accordance with the Payment Card Industry Data Security Standards requirements and are in compliance with such requirements in all material respects.
(yy)    NACHA Operating Rules. The i3 Verticals Parties and their subsidiaries are in compliance in all material respects with the “Operating Rules” promulgated by NACHA-The Electronic Payments Association and have an information security program that is designed to protect accountholder data in accordance with the “NACHA Security Framework” and its associated security requirements.

3.	PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES.
On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of shares of Firm Stock set forth opposite the names of the Underwriters in Schedule A hereto.
The purchase price per share to be paid by the Underwriters to the Company for the Stock will be $[     ] per share (the “Purchase Price”).
The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, in each such case, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Firm Closing Date (as defined below) against payment by the Representatives of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company payable to the order of the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on [     ], 2019, in accordance with Rule 15c6‑1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Firm Closing Date.” The Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and the Representatives.
For the purpose of covering any over‑allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Stock but not payable on the Optional Stock. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice delivered by the Representatives to the Company described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriters’ name on Schedule A bears to the total number of shares of Firm Stock (subject to adjustment by the Representatives to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, provided however, that notice of such exercise must be delivered not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is being, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by Representatives to the Company.

The option granted hereby shall be exercised by written notice being given to the Company by the Representatives setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the Firm Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given to the Company, unless otherwise agreed by the Company and the Representatives. Each of the Firm Closing Date and the Option Closing Date is sometimes referred to herein as a “Closing Date” or such “Closing Date” when the context requires.
The Company will deliver the Optional Stock to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Representatives payable to the order of the Company, all at the offices of Nelson Mullins Riley & Scarborough LLP, 101 Constitution Avenue NW, Suite 900, Washington, DC 20001. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and the Representatives.
The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4.	FURTHER AGREEMENTS OF THE i3 VERTICALS PARTIES.
The i3 Verticals Parties, jointly and severally, agree with the several Underwriters
(a)    Required Filings; Amendments or Supplements; Notice to the Representatives. To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.
(b)    Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the completion of the distribution of the Firm Stock within the meaning of the Securities Act and (ii) completion of the Lock-Up Period (as defined below).
If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(c)    Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representatives or the Company and the Representatives, as applicable, has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the condition in Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show.
(d)    Ongoing Compliance. If at any time prior to the date when a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representatives thereof and upon their request will prepare an appropriate amendment or supplement in form and substance satisfactory to the Representatives which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as practicable. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Stock, the Company upon the request of the Representatives will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may reasonably request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.
(e)    Amendment to General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Stock at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.
(f)    Amendment to Issuer Free Writing Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.
(g)    Delivery of Registration Statement. To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representatives, to furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
(h)    Delivery of Copies. Upon request of the Representatives, to the extent not available on EDGAR, to deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits); (ii) each Preliminary Prospectus; (iii) any Issuer Free Writing Prospectus; (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (h) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits); and (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (h) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement).
(i)    Earning Statement. To make generally available (which may be satisfied by filing with the Commission’s EDGAR system) to the Company’s stockholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).
(j)    Blue Sky Compliance. To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Stock in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(k)    Reports. Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Stock is listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports on EDGAR, it is not required to furnish such reports or statements to the Underwriters.
(l)    Lock-Up. During the period commencing on and including the date hereof and ending on and including the ninetieth (90th) day following the date of this Agreement, (the “Lock-Up Period”) neither i3 Verticals Party will, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any common stock, options, rights or warrants to acquire common stock or securities exchangeable or exercisable for or convertible into common stock (other than is contemplated by this Agreement with respect to the Stock) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue and sell the Stock hereunder; (ii) issue Common Stock upon exchange of limited liability company units of i3 Verticals, LLC (together with a corresponding number of Class B Common Stock) to any holders of such units that are not subject to a “lock-up” agreement with the Representatives; (iii) issue Common Stock and options to purchase Common Stock, shares of Common Stock underlying options granted and other securities, each pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package; (iv) issue Common Stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the General Disclosure Package;

(v) issue Common Stock upon exchange of limited liability company units of i3 Verticals, LLC (together with a corresponding number of Class B Common Stock) to any holders where the Common Stock is to be sold pursuant to and in accordance with a trading plan pursuant to Rule 10b5-1 under the Exchange Act existing on the date hereof; (vi) sell or issue, or enter into an agreement to sell or issue, shares of common stock or securities convertible into or exercisable or exchangeable for common stock in connection with (1) mergers, (2) acquisition of securities, businesses, property or other assets, (3) joint ventures or (4) strategic alliances; provided that each recipient of shares of Common Stock or securities convertible into or exercisable for Common Stock pursuant to this clause (vi) shall execute a “lock-up agreement” substantially in the form of Exhibit I hereto; and (vii) issue securities pursuant to the Company’s equity incentive plan in existence as of the date hereof (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such equity incentive plan); provided that this clause (vii) shall not be available unless each recipient of shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, pursuant to such equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period. The Company will cause each person and entity listed in Schedule E to furnish to the Representatives, prior to the Firm Closing Date, a “lock-up” agreement, substantially in the form of Exhibit I hereto. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements.
(m)    Delivery of SEC Correspondence. To supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto.
(n)    Press Releases. Prior to the Firm Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the i3 Verticals Parties, their condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the i3 Verticals Parties and of which the Representatives are notified), without the prior consent of the Representatives (which consent shall not be unreasonably withheld), unless in the judgment of the i3 Verticals Parties and their counsel, and after notification to the Representatives, such press release or communication is required by law.
(o)    Compliance with Regulation M. Until the Representatives shall have notified the Company of the completion of the resale of the Stock, that the i3 Verticals Parties will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.
(p)    Registrar and Transfer Agent. To maintain, at the Company’s expense, a registrar and transfer agent for the Stock.
(q)    Use of Proceeds. To apply the net proceeds from the sale of the Stock as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the i3 Verticals Parties do not

intend to use any of the proceeds from the sale of the Stock hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
(r)    Reserved.
(s)    Exchange Listing. To use its reasonable best efforts to list for quotation the Stock on the Exchange.
(t)    Performance of Covenants and Satisfaction of Conditions. To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the i3 Verticals Parties prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm Stock and the Optional Stock.

5.	PAYMENT OF EXPENSES.
The i3 Verticals Parties, jointly and severally, agree to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act and the Exchange Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto, this Agreement and any closing documents by mail or other means of communications; (d) the reasonable and documented fees and expenses (including related fees and expenses of counsel for the Underwriters in an amount not to exceed $5,000) incurred in connection with securing any required review by FINRA of the terms of the sale of the Stock and any filings made with FINRA; (e) any applicable listing or other fees; (f) the reasonable fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(j) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Stock; (i) the costs and expenses of any i3 Verticals Party relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of an i3 Verticals Party, travel and lodging expenses of the officers of any i3 Verticals Party and such consultants, including 50% of the cost of any aircraft chartered in connection with the road show (and the Underwriters shall pay 50% of the cost of any such aircraft); and (j) all other costs and expenses of the i3 Verticals Parties incident to the offering of the Stock or the performance of the obligations of an i3 Verticals Party under this Agreement (including, without limitation, the fees and expenses of the i3 Verticals Parties’ counsel and the i3 Verticals Parties’ independent accountants); provided that, except to the extent otherwise provided in this Section 5 and in Section 9 and Section 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Stock by them and the expenses of advertising any offering of the Stock made by the Underwriters.

6.	CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.
The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on the applicable Closing Date, of the representations and warranties of the i3 Verticals Parties contained herein, to the accuracy of the statements of the i3 Verticals Parties made in any certificates pursuant to the provisions hereof, to the performance by the i3 Verticals Parties of their obligations hereunder, and to each of the following additional terms and conditions:
(a)    Registration Compliance; No Stop Orders. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.
(b)    No Material Misstatements. None of the Underwriters shall have discovered and disclosed to an i3 Verticals Party on or prior to the Firm Closing Date or any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.
(c)    Corporate Proceedings. All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the i3 Verticals Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(d)    Opinion and Negative Assurance of Counsel for the i3 Verticals Parties. Bass, Berry & Sims PLC shall have furnished to the Representatives such counsel’s written opinion and negative assurance letter, as counsel to the i3 Verticals Parties, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.
(e)    Opinion and Negative Assurance of Counsel for the Underwriters. The Representatives shall have received from Nelson Mullins Riley & Scarborough LLP, counsel for the Underwriters, such opinion or opinions and negative assurances letter, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the i3 Verticals Parties shall have furnished to such counsel such documents as they may reasonably request for enabling them to pass upon such matters.
(f)    Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of (A) BDO USA, LLP with respect to the Company and its subsidiaries and (B) Lattimore, Black, Morgan and Cain, PC with respect to Pace and its consolidated subsidiaries, a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the

Representatives (i) confirming that, in the case of BDO USA, LLP, they are an independent registered accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and PCAOB, and in the case of Lattimore, Black, Morgan and Cain, PC, they are independent certified public accountants with respect to Pace under Rule 101 of the AICPA’s Code of Professional Conduct, and its interpretations and rulings and (ii) stating the conclusions and findings of such firms, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the respective financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(g)    Bring-Down Comfort. On the effective date of any post-effective amendment to the Registration Statement and on such Closing Date, the Representatives shall have received letters (the “bring-down letters”) from BDO USA, LLP with respect to the Company and its subsidiaries, and from Lattimore, Black, Morgan and Cain, PC, with respect to Pace and its consolidated subsidiaries, each addressed to the Underwriters and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(f).
(h)    Officer’s Certificate. The i3 Verticals Parties shall have furnished to the Representatives a certificate, dated such Closing Date, of the Chief Executive Officer or President and the Chief Financial Officer of each i3 Verticals Party stating in their respective capacities as officers of such i3 Verticals Party on behalf of such i3 Verticals Party that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect, (iii) to their Knowledge as of such Closing Date, the representations and warranties of such i3 Verticals Party in this Agreement are true and correct (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date) and each i3 Verticals Party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the General Disclosure Package, any Material Adverse Effect in the financial position or results of operations of any i3 Verticals Party, or any change or development that, singularly or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as set forth in the General Disclosure Package and the Prospectus.
(i)    No Material Adverse Effect. Since the date of the latest audited financial statements included in the General Disclosure Package (i) neither i3 Verticals Party nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of any i3 Verticals Party or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of any i3 Verticals Party and its subsidiaries, in each case, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this Section 6(i), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package.
(j)    No Legal Impediment to Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the i3 Verticals Parties.
(k)    Market Conditions. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or the Exchange, or trading in securities generally on the New York Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.
(l)    Exchange Listing. The Company shall have filed a Listing of Additional Shares Notification form with the Exchange and shall have received no objection from the Exchange.
(m)    Good Standing. The Representatives shall have received on and as of such Closing Date satisfactory evidence of the good standing of each i3 Verticals Party and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(n)    Lock-up Agreements. The Representatives shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors and certain equity holders of the i3 Verticals Parties listed in Schedule E to this Agreement.
(o)    Secretary’s Certificate. Each i3 Verticals Party shall have furnished to the Representatives a Secretary’s Certificate of such i3 Verticals Party, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.
(p)    Chief Financial Officer Certificate. The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chief Financial Officer, with respect to certain financial data contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.
(q)    Additional Documents. On or prior to such Closing Date, the i3 Verticals Parties shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.	INDEMNIFICATION AND CONTRIBUTION.
(a)    Indemnification of Underwriters by the i3 Verticals Parties. Each i3 Verticals Party, jointly and severally, shall indemnify and hold harmless:
(i)    each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Written Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Registration Statement, the Prospectus, or in any amendment or supplement thereto or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (B) the omission or alleged omission to state in any Written Testing-the-Waters Communication, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any road show, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or in any Marketing Materials, of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that neither i3 Verticals Party shall be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to an i3 Verticals Party through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information.
(ii)    Reserved.
The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.
(b)    Indemnification of the i3 Verticals Parties by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement, i3 Verticals, LLC and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any road show, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any road show, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to an i3 Verticals Party through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.
(c)    Notice and Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than for reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representatives in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7, the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (i) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (ii) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (1) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement,

(2) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(d)    Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the i3 Verticals Parties on the one hand and the Underwriters on the other from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the i3 Verticals Parties on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the i3 Verticals Parties on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the i3 Verticals Parties bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the i3 Verticals Parties on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the i3 Verticals Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the i3 Verticals Parties through the Representatives by or on behalf of the Underwriters for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.
(e)    Limitation on Liability. The i3 Verticals Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8.	TERMINATION.
The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Section 6(i), Section 6(j) or Section 6(k) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9.	REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.
Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or Section 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement or (d) the sale of the Stock is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the i3 Verticals Parties to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the i3 Verticals Parties, jointly and severally, shall reimburse the Underwriters for the actual fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the i3 Verticals Parties shall pay the full amount thereof to the Representatives; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the i3 Verticals Parties shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter; provided further that the foregoing shall not limit any reimbursement obligation of the i3 Verticals Parties to any non-defaulting Underwriter under this Section 9.

10.	SUBSTITUTION OF UNDERWRITERS.
If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder on either the Firm Closing Date or the Option Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty‑eight (48) hours after such default, this Agreement shall terminate.
If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (a) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (b) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the i3 Verticals Parties or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non‑defaulting Underwriter or the i3 Verticals Parties, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Section 5 and Section 9 and the provisions of Section 7 and Sections 11 through 22, inclusive, shall not terminate and shall remain in full force and effect.

11.	ABSENCE OF FIDUCIARY RELATIONSHIP.
The i3 Verticals Parties acknowledge and agree that:
(i)    each Underwriters’ responsibility to the i3 Verticals Parties is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Stock and no fiduciary, advisory or agency relationship between any i3 Verticals Party and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives has advised or is advising the i3 Verticals Parties on other matters;
(ii)    the price of the Stock set forth in this Agreement was established by the i3 Verticals Parties following discussions and arms-length negotiations with the Representatives, and the i3 Verticals Parties are capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(iii)    it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the i3 Verticals Parties and that the Representatives have no obligation to disclose such interests and transactions to the i3 Verticals Parties by virtue of any fiduciary, advisory or agency relationship; and
(iv)    it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the i3 Verticals Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the i3 Verticals Parties, including stockholders, employees or creditors of the i3 Verticals Parties.

12.	SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT.
This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the i3 Verticals Parties and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriters’ responsibility to the i3 Verticals Parties are solely contractual in nature and the Underwriters do not owe the i3 Verticals Parties, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Stock from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13.	SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC.
The respective indemnities, covenants, agreements, representations, warranties and other statements of the i3 Verticals Parties and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the i3 Verticals Parties or any person controlling any of them and shall survive delivery of and payment for the Stock. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Section 2, Section 5, Section 7, Section 9 and Sections 11 through 22, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14.	NOTICES.
All statements, requests, notices and agreements hereunder shall be in writing, and:
(i)    if to the Underwriters, shall be delivered or sent by mail, facsimile transmission or e-mail to each of the Representatives at: Cowen and Company, LLC at 599 Lexington Avenue, New York, New York 10022, Attention: Head of Equity Capital Markets, facsimile: (646) 562-1249, with a copy to the General Counsel (facsimile: (646) 562-1124); Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: ECM General Counsel, facsimile (727) 567-8058; and BofA Securities, Inc., 1 Bryant Park, New York, NY 10036, Attention: General Counsel; with a copy to Nelson Mullins Riley & Scarborough LLP, 101 Constitution Avenue, NW, Suite 900, Washington, DC 20001, Attention: Jonathan Talcott, (202) 689-2806, jon.talcott@nelsonmullins.com; and
(ii)    if to the Company shall be delivered or sent by mail, facsimile transmission or e-mail to i3 Verticals, Inc., 40 Burton Hills Blvd., Suite 415, Nashville, Tennessee 37215, Attention: Paul Maple, e-mail (pmaple@i3Verticals.com), with a copy to Bass, Berry & Sims PLC, Attention: J. Page Davidson and Jay Knight, (615) 742-6253, pdavidson@bassberry.com and jknight@bassberry.com;
provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.
(a)     In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

16.	DEFINITION OF CERTAIN TERMS.
For purposes of this Agreement: (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading; (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations; (d) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (e) “Covered Entity” means any of the following (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (f) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; (g) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.	GOVERNING LAW, SUBMISSION TO JURISDICTION.
This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (the “Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the i3 Verticals Parties and each Underwriter consents to jurisdiction of such courts and personal service with respect thereto. Each Underwriter and each i3 Verticals Party hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and each i3 Verticals Party (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each i3 Verticals Party and each Underwriter agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each i3 Verticals Party and each Underwriter, respectively, and may be enforced in any other courts to the jurisdiction of which each i3 Verticals Party and each Underwriter, respectively, is or may be subject, by suit upon such judgment.

18.	UNDERWRITERS’ INFORMATION.
The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: (a) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (b) the statements concerning the Underwriters contained in the eighth, ninth, eleventh, twelfth and thirteenth paragraphs under the heading “Underwriting (Conflicts of Interest).”

19.	AUTHORITY OF THE REPRESENTATIVES.
In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives will be binding on all the Underwriters.

20.	PARTIAL UNENFORCEABILITY.
The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21.	GENERAL.
This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The Section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the i3 Verticals Parties and the Representatives.

22.	COUNTERPARTS.
This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

i3 VERTICALS, INC.

By:
Name:
Title:

i3 VERTICALS, LLC

By:
Name:
Title:

Accepted as of
the date first above written:

COWEN AND COMPANY, LLC
RAYMOND JAMES & ASSOCIATES, INC.
BOFA SECURITIES, INC.

Acting on their own behalf as
Representatives of several Underwriters
listed on Schedule A to this Agreement.

By: COWEN AND COMPANY, LLC

By:
Name:
Title:

By: RAYMOND JAMES & ASSOCIATES, INC.

By:
Name:
Title:

By: BOFA SECURITIES, INC.

By:
Name:
Title:

SCHEDULE A

Name	Number of Shares of Firm Stock to be Purchased	Number of Shares of Optional Stock to be Purchased

Cowen and Company, LLC

Raymond James & Associates, Inc.

BofA Securities, Inc.

KeyBanc Capital Markets Inc.

D.A. Davidson & Co.

Total

SCHEDULE B
General Use Free Writing Prospectuses

SCHEDULE C
Pricing Information
Firm Stock to be Sold: [     ] shares
Offering Price: $[     ] per share
Underwriting Discounts and Commissions: [     ]%
Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses): $[     ]

SCHEDULE D

SCHEDULE E
[List of officers, directors, stockholders, optionholders and warrantholders subject to Section 6(n)]

Exhibit I
[Form of Lock‑Up Agreement]
[◆], 2019
COWEN AND COMPANY, LLC
599 Lexington Avenue
New York, New York 10022
RAYMOND JAMES & ASSOCIATES, INC.
880 Carillon Parkway
St. Petersburg, FL 33716
BOFA SECURITIES, INC.
1 Bryant Park
New York, New York 10036
As Representatives of the several Underwriters
Re:    i3 Verticals, Inc. – Registration Statement on Form S-1 for Shares of Common Stock
Dear Sirs:
This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between i3 Verticals, Inc., a Delaware corporation (the “Company”), i3 Verticals, LLC, a Delaware limited liability company, and Cowen and Company, LLC, Raymond James & Associates, Inc. and BofA Securities, Inc. (collectively, the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed public offering (the “Offering”) of shares of the Class A common stock, par value $0.0001 per share (the “Common Stock”) of the Company.
In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the ninetieth (90th) day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, common units of i3 Verticals, LLC), (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1)
if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution;

(2)
if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3)
if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

(4)
if the undersigned is a trust, distributions of shares of Common Stock or any security directly or indirectly convertible into Common Stock to a beneficiary in a transaction not involving a disposition of value, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period;

(5)
transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after completion of the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period;

(6)
the establishment, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(7)
sales of Common Stock made pursuant to and in accordance with a trading plan pursuant to Rule 10b5-1 under the Exchange Act existing on the date hereof and the corresponding exchange of limited liability company units of i3 Verticals, LLC (together with a corresponding number of Class B Common Stock);

(8)
any transfers made by the undersigned to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus (as defined in the Underwriting Agreement);

(9)
any transfer of the undersigned’s Beneficially Owned Shares as a result of the redemption by the Company, i3 Verticals, LLC or their affiliates of Common Stock held by or on behalf of an employee in connection with the termination of such employee’s employment; provided, however, that if the undersigned is required to file a report under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned shall include a statement in such report regarding the reason for such transfer and that such transfer was solely to the Company;

(10)
any transfer of the undersigned’s Beneficially Owned Shares as part of the repurchase of Common Stock by the Company, not at the option of the undersigned, pursuant to an employee benefit plan described in the preliminary prospectus included in the Registration Statement at the time of its effectiveness or pursuant to the agreements pursuant to which such Common Stock was issued; provided, however, that if the undersigned is required to file a report under Section 16 of the Exchange Act, the undersigned shall include a statement in such report regarding the reason for such transfer and that such transfer was solely to the Company;

(11)
pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of Beneficially Owned Shares, provided, that in the case of any transfer or distribution pursuant this clause, any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Beneficially Owned Shares, shall state that such transfer is pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of the Beneficially Owned Shares unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority; and provided, further, provided that the undersigned requests the transferee to be bound in writing by the restrictions set forth herein (it being understood and agreed that the undersigned will be deemed to have complied with the requirements of this proviso regardless of whether the transferee agrees to be bound by such restrictions);

(12)	any transfer to the Company or its affiliates upon death or disability of the undersigned;

(13)	any transfer with the prior written consent of the Representatives on behalf of the Underwriters; and

(14)
any transfer of the undersigned’s Beneficially Owned Shares to the Company or any of its subsidiaries in connection with any purchase of membership interests in i3 Verticals, LLC from the undersigned for cash, by the Company or any of its subsidiaries with the net proceeds of the Offering;

provided, however, that:
(A)in the case of any transfer described in clause (1), (2), (3) or (4) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representatives;

(B)in the case of any transfer described in clause (1), (2) or (3) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, as applicable,
(x)    in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession,
(y)    in the case of any transfer pursuant to clause (2) above, such transfer is being made to a stockholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value and
(z)    in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value.
For purposes of this agreement, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.
Notwithstanding the foregoing, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of the undersigned’s Common Stock to a bona fide third party pursuant to a tender or exchange offer for over 50% of the securities of the Company or i3 Verticals, LLC or other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company that, in each case, has been approved by the Company’s board of directors (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the undersigned’s Common Stock in connection with any such transaction, or vote any of the undersigned’s Common Stock in favor of any such transaction); provided that all of the undersigned’s Common Stock subject to the Lock-Up Period that are not so transferred, sold, tendered or otherwise disposed of remain subject to the Lock-Up Period; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the undersigned’s Common Stock subject to this Lock-Up Period shall remain subject to the restrictions herein.
For avoidance of doubt, nothing in this agreement prohibits the undersigned from exercising any options or warrants to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this agreement.
In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares.
This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.
This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.
If (i) the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by September 30, 2019, or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Stock to be sold thereunder, then this agreement shall immediately be terminated and the undersigned shall automatically be released from all of his or her obligations under this agreement. The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address: